Exhibit 4(a)

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 7

dated as of March 1, 2019

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds, 4.25% Series due 2049

SUPPLEMENTAL INDENTURE NO. 7

SUPPLEMENTAL INDENTURE No. 7, dated as of the first day of March 1, 2019, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 7 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 7 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6. Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 9”.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 9. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 7 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 7 a valid agreement of the Company, and to make the Securities of Series No. 9 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 7 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on (a) the Company’s right, title and interest in the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the Company’s right title and interest in the generating facilities described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 9

SECTION 101. Creation of Series No. 9.

There is hereby created a series of Securities designated “First Mortgage Bonds, 4.25% Series due 2049”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $400,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated April 1, 2019;

(c) have a Stated Maturity of April 1, 2049, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANT

SECTION 201. Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 9, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and

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interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301. Single Instrument.

This Supplemental Indenture No. 7 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 7, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 7 shall together constitute the Indenture.

SECTION 302. Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 7 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ Christopher M. Garrett
Name:	Christopher M. Garrett
Title:	Controller

[Signature Page to Supplemental Indenture No. 7 – Louisville Gas and Electric Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 7 – Louisville Gas and Electric Company]

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 20th day of March, 2019, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public

[Seal]

[Signature Page to Supplemental Indenture No. 7 – Louisville Gas and Electric Company]

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF PASSAIC	)

On this 19th day of March, 2019, before me, a notary public, the undersigned, personally appeared Laurence J. O’Brien, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Rosemarie Socorro-Garcia
Rosemarie Socorro-Garcia
Notary Public – State of New Jersey
My Commission Expires
December 5, 2021

[Seal]

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

240 Greenwich Street, 7E

New York, New York 10286

Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 7 – Louisville Gas and Electric Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 7 – Louisville Gas and Electric Utilities Company]

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$354,200,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	5	3.300%, Series due 2025	September 28, 2015	$300,000,000	$300,000,000
		6	4.375%, Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	September 1, 2016	7	Collateral Series 2016 TCA	September 15, 2016	$125,000,000	$125,000,000
6	May 15, 2017	8	Collateral Series 2017 TCA	June 1, 2017	$60,000,000	$60,000,000

[1]	As of March 1, 2019.

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EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording

of

Supplemental Indenture No. 6, dated as of May 15, 2017,

to

Indenture, dated as of October 1, 2010

COUNTY	DEED BOOK	PAGE NO.
Breckinridge	M440	355 -365
Bullitt	M1715	307-317
Clark	M851	868-878
Green	M309	281-291
Hardin	M2198	1038 -1048
Hart	M385	34 - 44
Henry	M348	760-770
Jefferson	M15069	76 - 87
Larue	M359	705
Meade	M832	257-267
Metcalfe	M174	352
Muhlenberg	M692	610-620
Nelson	M1134	282 - 292
Oldham	M2260	543-553
Shelby	M1045	766-776
Trimble	M213	585-595

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EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Jefferson County, Kentucky:

TRACT 1: BEGINNING at a concrete monument, which monument is in the Northeast corner of the tract of land conveyed to Sherley Terry and wife, by Deed recorded in Deed Book 2181, Page 294, in the Office of the Clerk of Jefferson County, Kentucky; which monument is also the Northwest corner of the tract of land conveyed to J. S. Shipley and wife, by Deed recorded in Deed Book 3229, page 449, in the office aforesaid; which concrete monument is further identified as being in the Southerly line of Valley Village Subdivision, Section Number One, as shown on plat of same, of record in Plat and Subdivision Book 13, Page 30, in the office aforesaid; thence South 31 degrees 30 minutes West 1237.50 feet with an existing fence line to a spike in the center line of Shipley Lane, which spike is approximately 2501.94 feet from the original center line of 18th Street Road as measured along the center line of Shipley Lane; thence with the center line of Shipley Lane, North 56 degrees 45 minutes West 570.60 feet to a pipe, corner to Robert A. Terry and wife; thence North 31 degrees 13 minutes East 177.90 feet to a monument another corner to Terry; thence North 56 degrees 45 minutes West 502.61 feet to a point; thence North 17 degrees 39 minutes East 1101.08 feet to a point in the North line of a tract containing 48.78 acres, more or less, conveyed to the Board of Education of Jefferson County, Kentucky, by Deed dated March 25, 1961, of record in Deed Book 3684, Page 527, in the office aforesaid; thence with said North line, South 56 degrees 40 minutes East 1,382.0 feet to the point of beginning.

TRACT 2: BEGINNING at the Northeast corner of the property acquired by the Board of Education of Jefferson County, Kentucky from Sherley Terry and wife, by Deed dated March 25, 1961, of record in Deed Book 3684, Page 527, in the Office of the Clerk of Jefferson County, Kentucky; thence Southwardly along the Easterly boundary line of said former Terry Farm for a distance of 100 feet and extending back between parallel lines, South 56 degrees 40 minutes East in the J.S. Shipley Farm for a distance of 107 feet to the Westerly line of Sandray Boulevard, of extended Southwardly in a straight line into the Shipley Farm, the Northerly boundary of said plot of ground to be acquired is coincident with the Southerly line of Valley Village Subdivision at this location.

TOGETHER WITH the right to use as a permanent easement for ingress and egress, roadway, water, gas, sewer drainage and other utility purposes over, across, under and through an additional tract of land, more particularly described as follows:

TRACT 3: BEGINNING at the Northeast corner of the parcel above described (Tract 2) in the southerly line of Valley Village Subdivision at the intersection of the Westerly line of Sandray Boulevard; thence Southwardly along the Easterly line of the above described parcel (Tract 2) for a distance of 100 feet; thence extending back between parallel lines for a distance of 60 feet into the J.S. Shipley Farm, the Northerly boundary of said easement being coincident with the Southerly terminus boundary of Sandray Boulevard and the Easterly line of said easement being the straight extension of the Easterly line of Sandray Boulevard, if extended Southwardly.

TRACT 4: BEGINNING at a point in the Northeast line of the tract conveyed to Board of Education, by Deed of record in Deed Book 3684, Page 527, in the Office of the Clerk of Jefferson County, Kentucky; said point being South 56 degrees 40 minutes East 258.48 feet from the Northwest corner of the tract conveyed to the Jefferson County Community Improvement District, by Deed of record in Deed Book 4812, Page 996, in the office aforesaid; thence with lines of said last mentioned tract the following courses and distances: South 19 degrees 30 minutes 51 seconds West 65.65 feet; South 70 degrees 29 minutes 9 seconds East 25 feet; South 19 degrees 30 minutes 51 seconds West 583.71 feet; South 20 degrees 56 minutes 26 seconds West 42.21 feet; South 22 degrees 22 minutes 1 second West 591.85 feet to the Southwest line of tract conveyed to Board of Education, by Deed aforesaid; thence with said line, South 56 degrees 45 minutes East 681.91 feet to a corner of said tract; thence with same, North 31 degrees 13 minutes East 177.90 feet to the Southwest line of the tract conveyed to The County of Jefferson, Kentucky, by Deed of record in Deed Book 4009, Page 98, in the office aforesaid; thence with lines of said tract, North 56 degrees 45 minutes West 427.61 feet, and North 17 degrees 39 minutes East 1101.08 feet to the Northeast line of the tract conveyed to Board of Education, by Deed aforesaid; thence with same, North 56 degrees 40 minutes West 441.52 feet to the point of beginning.

TRACTS 1, 2, 3 and 4 BEING a portion of the same property conveyed to Louisville Gas and Electric Company by Deed dated December 8, 2017, of record in Deed Book 11043, Page 235, in the Office of the Clerk of Jefferson County, Kentucky.

Shelby County, Kentucky:

Being a tract of land situated on the south side of the R.J. Corman Railroad and on the east side of Conner Station Road in Shelby County, Kentucky and being more particularly described as follows:

Beginning at a set Railroad Spike in the center of Conner Station road and in the south right of way of the R.J. Corman Railroad, 33 feet south of the center of tracks; thence with the center of Conner Station Road South 18°19’57” East, a distance of 113.01 feet to a set Magnetic Nail with plastic disc stamped #2123 and being typical of set Magnetic Nails this survey; thence South 16°21’24” East, a distance of 152.42 feet to a set Magnetic Nail; thence South 14°39’40” East, a distance of 152.23 feet to the beginning of a curve concave to the northeast having a radius of 237.06 feet and a central angle of 27°54’33” and being subtended by a chord which bears South 32°45’59” East 114.33 feet; thence southerly and southeasterly along said curve, a distance of 115.47 feet to a set Magnetic Nail; thence South 50°44’47” East, a distance of 425.67 feet to a set

Magnetic Nail and being a corner common to Tract 1 and 2; thence continuing with the center of said road along a curve to the right along a chord bearing of South 10°04’19” East, a chord distance of 160.32 feet and along the curve a distance of 169.43’ to a set Magnetic Nail; thence South 18°23’26” West, a distance of 254.24 feet to a set Magnetic Nail; thence South 17°31’34” West, a distance of 200.05 feet to a set Magnetic Nail; thence South 19°17’16” West, a distance of 206.49 feet to a set Magnetic Nail and the beginning of a curve concave to the northwest having a radius of 1127.14 feet and a central angle of 13°01’04” and being subtended by a chord which bears South 24°00’23” West 255.54 feet; thence southerly and southwesterly along said curve, a distance of 256.09 feet to a set Magnetic Nail and being a corner common to Tract 2 and Tract 3 and the True Point of Beginning; thence with the line of Tract 3 South 73°11’03” East, a distance of 30.63 feet to a set rebar; thence South 73°11’03” East, a distance of 365.90 feet to a set rebar; thence South 74°23’30” East, a distance of 415.70 feet to a set rebar; thence North 18°53’29” East, a distance of 13.51 feet to a set rebar, thence South 77°02’05” East, a distance of 649.10 feet to a set rebar in the west line of Whitney Young Manpower Center property (Db 128, Pg. 391); thence with the line of Whitney Young South 08°07’55” West, a distance of 976.76 feet to a found 1⁄2 inch rebar of unknown origin, said rebar being in the North right of way of Interstate 64 as conveyed to the Commonwealth of Kentucky in Deed Book 146, Page 49; thence with said right of way North 73°48’42” West, a distance of 824.47 feet to a set rebar and being the beginning of a curve tangent to said line; thence westerly a distance of 974.30 feet along the curve concave to the south, having a radius of 11609.16 feet and a central angle of 4°48’31” to a point of cusp and a set magnetic nail in the concrete base of fence post; thence North 32°37’16” East, a distance of 76.83 feet to a set rebar; thence North 57°22’44” West, a distance of 30.00 feet to a set magnetic nail in the center of Conner Station Road; thence with the center of said road North 31°36’23” East, a distance of 257.13 feet to a set magnetic nail; thence North 29°26’34” East, a distance of 121.04 feet to a set magnetic nail; thence North 28°26’14” East, a distance of 522.14 feet to the point of beginning and containing 35.17 Acres.

BEING the same property conveyed to Louisville Gas and pursuant to Deed dated June 26, 2018, and recorded in Deed Book 639, Page 369 in the Office of the Clerk of Shelby County, Kentucky.

Trimble County, Kentucky:

Beginning at a point in the centerline of Ogden Ridge Road, said point being:

•	The Northeast corner of property being described

•	Being the Northwest corner of Howard Leach et. ux (D.B. 38, Pg. 489)

•	N22°05’03“W —19.68 feet from a 1⁄2” Rebar Found PLS# 3868 on the eastern boundary line of the property being described

•	having KY North Zone (NAD83) coordinates of N=401277.33 E=1312179.81

•	lying near the community of Bedford, Trimble County, Kentucky

•	and being the POINT OF BEGINNING for this description

Thence leaving the centerline of Ogden Ridge Road and with the eastern boundary line of the property being described and the western boundary line Howard Leach et. ux (D.B. 38, Pg. 489), S22°05’03“E – passing an 1⁄2” Rebar Found PLS# 3868 at 19.68 feet and continuing 537.00 feet for a total distance of 556.68 feet to an iron pin found, said pin being a 5/8” x 18” Rebar with Cap PLS# 3118 (hereinafter referred as IPF PLS#3118) as set on a previous survey of an adjoining property, said pin being the Northeastern corner of Lousiville Gas & Electric Co (Mahoney Tract, D.B. 132, Pg. 407) and being on the western boundary line of Howard Leach et. ux (D.B. 38, Pg. 489);

Thence leaving the western boundary line of Howard Leach and with the northern boundary line of the Louisville Gas & Electric Co (Mahoney Tract, D.B. 132, Pg. 407), S67°51’10“W—585.07 feet to a IPF PLS# 3118, said pin on the northern boundary line of the Louisville Gas & Electric Co (Mahoney Tract, D.B. 132, Pg. 407) and being the Southeast corner of Louisville Gas & Electric Co. (Boldery Tract, D.B. 139, PG. 593);

Thence leaving the line of the Louisville Gas & Electric Co (Mahoney Tract, D.B. 132, Pg. 407) and with the Louisville Gas & Electric Co. (Boldery Tract, D.B. 139, PG. 593) the following nine (9) courses:

N20°14’57“W - 91.00 feet to an IPF PLS# 3118,

S67°51’10“W - 294.99 feet to an IPF PLS# 3118,

N20°14’57“W - 267.30 feet to an IPF PLS# 3118,

N12°44’35“E - 23.01 feet to an IPF PLS# 3118,

N32°38’55“E - 19.50 feet to an IPF PLS# 3118,

N57°21’35“E - 21.33 feet to an IPF PLS# 3118,

N65°05’03“E - 63.79 feet to an IPF PLS# 3118,

N44°38’41“E - 20.75 feet to an IPF PLS# 3118, and

N28°19’06“E - 17.61 feet to an IPF PLS# 3118, said pin being 30’ from the centerline of Ogden Ridge Road, said pin being the Northeast corner of Louisville Gas & Electric Co. (Boldery Tract, D.B. 139, PG. 593);

Thence leaving the Louisville Gas & Electric Co. (Boldery Tract, D.B. 139, PG. 593), N17°49’27“W—30.62 feet to a point in the centerline of Ogden Ridge Road;

Thence with the centerline of Odgen Ridge Road the following five (5) courses:

N72°10’33“E - 11.93 feet to a point,

CURVE to the LEFT having a RADIUS of 601.68 feet, CHORD BEARING & DISTANCE of N60°53’48”E – 235.36 feet to a point,

N49°37’03”E – 135.99 feet to a point,

CURVE to the RIGHT having a RADIUS of 715.18 feet, CHORD BEARING & DISTANCE of N57°34’38”E – 198.07 feet to a point and

N65°32’13”E – 150.61 feet to the POINT OF BEGINNING and containing 9.090 acres by survey.

This description prepared from a physical survey conducted by Douglas G. Gooch, AGE Engineering Services Inc., P.L.S. #3118, on the May 31, 2018.

BEING the same property conveyed to Louisville Gas and Electric Company by Deed dated June 14, 2018 and recorded in Deed Book 149, Page 132 in the Office of the Clerk of Trimble County, Kentucky.

EXHIBIT D

LOUISVILLE GAS AND ELECTRIC COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

1.

An undivided 39% interest in the Brown Solar facility of the E.W. Brown Generating Station located in Mercer County, Kentucky, the remaining 61% interest in such facility being owned by Kentucky Utilities Company.

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